Maxim Series Fund, Inc. and
                           GW Capital Management, LLC

                     AMENDED AND RESTATED CODE OF ETHICS FOR
                    SECURITIES TRANSACTIONS OF ACCESS PERSONS

                            Approved December 8, 2004
                            Effective January 1, 2005


         Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act") requires investment companies, as well as their investment advisers and principal underwriters, to adopt written codes of ethics containing provisions reasonably necessary to prevent Access Persons (as defined below) from engaging in any act, practice, or course of business prohibited under the anti-fraud provisions of the Rule. Rule 204A-1 under the Investment Advisers Act of 1940 requires investment advisers to adopt a code of ethics which requires personnel to report their personal securities transactions.

         This Amended and Restated Code of Ethics is intended to provide guidance to Access Persons of Maxim Series Fund, Inc. ("Maxim") and GW Capital Management, LLC ("Capital Management") in the conduct of their investments in order to reduce the possibility of securities transactions that place, or appear to place, such persons in conflict with the interests of Maxim or Maxim's shareholders.

A.       RULE 17j-1 -- GENERAL ANTI-FRAUD PROVISIONS.

         It is unlawful for affiliated persons of Maxim or Capital Management in connection with their purchase or sale, directly or indirectly, of a Security Held or to be Acquired by Maxim, to engage in any of the following acts, practices or courses of business:

          1.   employ any device, scheme, or artifice to defraud Maxim;
          2. make to Maxim any untrue statement of a material fact or omit to state to Maxim a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
          3. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon Maxim; and
          4.   engage in any manipulative practice with respect to Maxim.

B.        DEFINITIONS.

          1. Access Persons. The term "Access Person" means any officer, director, manager or Advisory Employee of Maxim or Capital Management. For the purposes of pre-clearance requirements for Beneficial Ownership of securities in Initial Public Offerings and Limited Offerings in Section C of this Code, reporting obligations in Section E of this Code with respect to Covered Funds, certifications required by Section F of this Code, compliance with Federal Securities Laws in Section H of this Code, and reporting of violations of this Code in Section I of this Code, the term "Access Person" also includes any Supervised Person of Capital Management: who has access to nonpublic information regarding Maxim's purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Covered Fund; or who is involved in making securities recommendations to Maxim, or who has access to such recommendations that are nonpublic.

          2. Advisory Employee. The term "Advisory Employee" means (a) any employee of Maxim or Capital Management who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by or on behalf of Maxim or (b) any employee of Maxim or Capital Management whose functions relate to the making of any recommendations with respect to such purchases or sales. "Advisory Employee" includes, to the same extent, any individual or employees of any company that is in a control relationship with Maxim or Capital Management.

          3. Automatic Investment Plan. An "Automatic Investment Plan" is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a determined schedule and allocation. An "Automatic Investment Plan" includes a dividend reinvestment plan and dollar cost averaging program.

          4. Beneficial Ownership. "Beneficial Ownership" generally means any direct or indirect pecuniary interest in a security. "Beneficial Ownership" includes accounts of a spouse, minor children who reside in an Access Person's home and any other relatives (parents, adult children, brothers, sisters, etc.) whose investments the Access Person directs or controls, whether the person lives with him or not, as well as accounts of another person (individual, director, corporation, trust, custodian, or other entity) if, by reason of any contract, understanding, relationship, agreement or other arrangement, the Access Person obtains or may obtain therefrom benefits substantially equivalent to those of ownership. A person does not derive a beneficial interest by serving as a trustee or executor unless he or a member of his immediate family has a vested interest in the income or corpus of the trust or estate.

          5. Being Considered for Purchase or Sale. A security is "Being Considered for Purchase or Sale" when a recommendation to purchase or sell the security has been made and communicated by an Advisory Employee in the course of his duties. With respect to the person making the recommendation, a security is "Being Considered for Purchase or Sale" when the person seriously considers making such a recommendation.

               6.   Covered Fund. The term "Covered Fund" means:

                    1. any portfolio of Maxim or a Fund for which Capital Management serves as an investment adviser; or

                    2. any Fund whose investment adviser or principal underwriter controls Capital Management, is controlled by Capital Management, or is under common control with Capital Management. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the 1940 Act (15 U.S.C. ss. 80a-2(a)(9));

                    except that it does not include shares issued by money market Funds, and shares issued by unit investment trusts that are invested exclusively in shares of one or more open-end Funds, none of which are Covered Funds.

               7. Covered Security. The term "Covered Security" means, in general, any interest or instrument commonly known as a "security," except that it does not include shares of registered open-end investment companies, direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements. For these purposes, "high quality short-term debt instruments" means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

               8. Chief Compliance Officer ("CCO"). The CCO has the authority to grant or deny pre-clearance approval of transactions in securities by Access Persons, and to monitor the activities of Access Persons as indicated herein.

               9. Federal Securities Laws. The term "Federal Securities Laws" means the Securities Act of 1933 (15 U.S.C. 77a-aa), the Securities Exchange Act of 1934 (15 U.S.C. 78a -- mm), the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat. 745
                    (2002)), the Investment Company Act of 1940 (15 U.S.C. 80a), the Investment Advisers Act of 1940 (15 U.S.C. 80b), Title V of the Gramm-Leach-Bliley Act (Pub. L. No. 106-102, 113 Stat. 1338 (1999), any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311 -- 5314; 5316 -- 5332) as it
                    applies to registered investment companies and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

               10. Fund. The term "Fund" means an investment company registered under the 1940 Act.

               11. Independent Director of Maxim. The term "Independent Director of Maxim" means a director of Maxim who is not an "interested person" of Maxim or Capital Management.

               12. Independent Manager of Capital Management. The term "Independent Manager of Capital Management" means a manager of Capital Management who satisfies the requirements for an exemption from Rule 17j-1(d)(2)(ii) as discussed in the no-action letter (Reference Number 200051298) issued by the Securities and Exchange Commission on August 8, 2000.

               13. Initial Public Offering. The term "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

               14. Investment Personnel. "Investment Personnel" means (i) all personnel of Maxim or Capital Management, or of any company in a control relationship to Maxim or Capital Management, who, in connection with his regular duties, makes or participates in making recommendations regarding the purchase and sale of securities by Maxim; or (ii) any natural person who controls Maxim or Capital Management and who obtains information concerning recommendations made to Maxim regarding the purchase or sale of securities by Maxim.

               15. Limited Offering. The term "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

               16. Portfolio Manager. The term "Portfolio Manager" means the person or persons entrusted with the direct responsibility and authority to make investment decisions affecting a Maxim portfolio, and who, therefore, may be the best informed about such portfolio's investment plans or interests.

               17. Security Held or to be Acquired. "Security Held or to be Acquired" by Maxim means:

                    a. any Covered Security which, within the most recent fifteen (15) calendar days:

                    i.   is or has been held by Maxim; or

                    ii. is being or has been considered by Maxim or Capital Management for purchase by Maxim; and

                    b. any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in subparagraph i of this paragraph.

               18. Supervised Person. "Supervised Person" means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of Capital Management, or other person who provides investment advice on behalf of Capital Management and is subject to the supervision and control of Capital Management.

C.             PROHIBITED TRANSACTIONS AND PRE-CLEARANCE.

               1. Prohibited Transactions for Portfolio Managers. Portfolio Managers may not buy or sell a security within seven (7) calendar days before or after the particular Maxim portfolio that he or she manages trades in a security of the same issuer.

               2. Prohibited Transactions for Investment Personnel. Investment Personnel and Access Persons may not acquire direct or indirect Beneficial Ownership in any security made available in an Initial Public Offering or Limited Offering, without obtaining pre-clearance as described in this Section.

               3. Pre-Clearance. Pre-clearance must be obtained from the CCO before entering into a transaction described in paragraph 2 of this Section. When requesting pre-clearance, each person should note that:

                    a. all requests for pre-clearance must be in writing on the standard Pre-Clearance Form (see attached sample of the form); and

                    b. pre-clearance of a securities transaction is effective for three (3) business days from and including the date clearance is granted.

               4. Denial of Pre-Clearance. Pre-clearance will be denied if the CCO determines that the security is being made available in an initial public offering or limited offering and:

                    a.   is Being Considered for Purchase or Sale by Maxim;

                    b. has been purchased or sold by Maxim within the prior two business days;

                    c. is being purchased or sold on behalf of Maxim. In this instance, "sold" includes an order to sell that has been entered but not executed; or

                    d. the granting of pre-clearance would be inconsistent with the purposes of this Code. If a pre-clearance request is denied for this reason, the CCO will provide a written explanation.

               5. Granting of Pre-Clearance. Pre-clearance will be granted if the CCO determines that the transaction:

                    a.   is not potentially harmful to Maxim;

                    b. would be highly unlikely to affect the market in which Maxim's portfolio securities are traded; and

                    c. clearly is not related economically to the securities to be purchased, sold, or held by Maxim, and the decision to purchase or sell the security is not the result of material non-public information obtained in the course of the person's relationship with Maxim or Capital Management.

               6.   Holding Period.

              Securities transactions in Covered Funds other than short term domestic fixed income Funds designed to permit short term investment must be for investment purposes rather than for speculation. Consequently, Access Persons may not engage in the purchase and sale, or sale and purchase, of the same or equivalent securities within ninety (90) calendar days (i.e., the security may be sold on the 91st day), calculated on a Last In, First Out
              (LIFO) basis ("short term trade"). All profits from short-term trades are subject to disgorgement. However, with the prior written approval of the CCO, and only in rare and/or unusual circumstances, an Access Person may execute a short-term trade that results in a loss or in break-even status. In addition, with the approval of the CCO, an Access Person may redeem shares of a Covered Fund not held for 90 calendar days if necessary in the case of hardship or extraordinary circumstances or other special circumstances (such as an Automatic Investment Plan and periodic rebalancing), as determined by the CCO. Any such request granted by the CCO shall be reported to the Independent Directors of the Covered Funds with such frequency as such Directors request.

              Notwithstanding the above, the 90-day holding period will not apply (although the obligation to pre-clear trades will apply) to shares of exchange traded Funds and options on exchange traded Funds. Nevertheless, short-term trading in shares of these Funds is discouraged. If a pattern of frequent trading is detected, the CCO may reject any request to buy or sell these shares.

D.            EXEMPT TRANSACTIONS.

              The prohibitions of Sections C(1) and C(6) do not apply to:

               1. purchases or sales effected in any account over which the person has no direct or indirect influence or control, or in any account of the person which is managed on a discretionary basis by a person other than that person and, with respect to which the person does not in fact influence or control purchase or sale transactions;

               2. purchases or sales of securities which are not eligible for purchase or sale by Maxim;

               3. purchases or sales which are non-volitional on the part of the person or Maxim;

               4.   purchases which are part of an Automatic Investment Plan;

               5. purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

               6. any securities transaction, or series of related transactions, involving five hundred (500) shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion.

E.             REPORTING REQUIREMENTS.

               Every Access Person must obtain a copy of the required form of initial, quarterly and annual reports from the CCO.

               1. Access Person Reports. Every Access Person must make the following reports to the CCO for Maxim and Capital
                    Management:

                    a. Initial Holdings Report. No later than ten (10) days after becoming an Access Person, an Access Person must report the following information, which must be current as of a date not more than forty-five (45) days prior to the date such Access Person becomes an Access
                         Person:

                    i. the title and type of security, exchange ticker symbol or CUSIP number, number of shares and principal amount of each Covered Security or Covered Fund in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person; ii. the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                    iii. the date that the report is submitted by the Access
                         Person.

               Every person who is an Access Person as of November 15, 2004 must submit an Initial Holdings Report by November 15, 2004, which shall be current as of a date not earlier than September 30, 2004.

               b. Quarterly Transaction Reports. No later than thirty (30) days after the end of a calendar quarter, an Access Person must report the following information:

                    i. With respect to any transaction during the quarter in a Covered Security or Covered Fund in which the Access Person had any direct or indirect Beneficial Ownership:

                    1. the date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security or Covered Fund involved;

                    2. the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); 3. the price of the Covered Security or Covered Fund at which the transaction was effected; 4. the name of the broker, dealer, or bank with or through whom the transaction was effected; and 5. the date that the report is submitted.

                    ii. With respect to any account established by an Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                    1. the name of the broker, dealer or bank with whom the Access Person established the account;

                    2. the date the account was established; and 3. the date that the report was submitted.

               c. Annual Holding Reports. No later than fort-five (45) days after the end of every calendar year, an Access Person must report the following information (which must be current as of December 31 of the calendar year for which the report is being submitted):

               i. the title and type of security, exchange ticker symbol or CUSIP number, number of shares and principal amount of each Covered Security or Covered Fund in which the Access Person has any direct or indirect beneficial ownership;

               ii. the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

               iii. the date that the report is being submitted.

          2. No Holdings or Transactions to Report. If an Access Person has no holdings to report on either an Initial Holdings Report or any Annual Holdings Report, nor transactions to report on any Quarterly Transaction Report, the Access Person must nevertheless submit the appropriate Report stating that the Access Person had no holdings or transactions (as appropriate) to report and the date the report is submitted.

          3. Copies of Confirmations and Period Account Statements. Each Access Person may direct every broker or dealer through whom the Access Person effects any securities transactions to deliver to the CCO, on a timely basis, duplicate copies of confirmations of all the Access Person's securities transactions and copies of periodic statements for all of the Access Person's securities accounts.


          4.   Exceptions From Reporting Requirements.

               a. A person need not make any of these reports with respect to transactions for any account over which the person has no direct or indirect influence or control.

               b. An Independent Director of Maxim who would be required to make a report only because he is a director of Maxim, or an Independent Manager of Capital Management who would be required to make a report only because he is a manager of Capital Management, need not make:

               i.   An Initial Holdings Report or an Annual Holdings Report; and

               ii. A Quarterly Transaction Report, unless the Independent Director of Maxim or the Independent Manager of Capital Management knew or, in the ordinary course of fulfilling his or her official duties as a director of Maxim or manager of Capital Management, as applicable, should have known that during the 15-day period immediately before or after the Independent Director of Maxim's or Independent Manager of Capital Management's transaction in a Covered Security, Maxim purchased or sold the Covered Security, or Maxim or Capital Management considered purchasing or selling the Covered Security.

               c. An Access Person need not make a Quarterly Transaction Report if the confirmations or periodic account statements delivered to the CCO under Section E.3 are received within the time period required by this Code and provided that all information required by this Code is contained in such confirmations or account statements.

               d. An Access Person is not required to make a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan.

               e. An Access Person need not make a quarterly report to Capital Management where such report would duplicate information recorded pursuant to the rules under the Investment Advisers Act of 1940 requiring the maintenance of certain books and records, Rules 204-2(a)(12) and 204-2(a)(13).

F.         ANNUAL CERTIFICATION OF COMPLIANCE.

         At the time of submission of Annual Holding Reports, all Access Persons must certify in writing that they have read, understand and are subject to this Code, and have complied at all times with this Code, including the obtaining of pre-clearance for securities transactions and the submission of all required reports. Access Persons shall submit annual certifications to Maxim's CCO. When a person becomes an Access Person, that person will be given a copy of the Code. Within a reasonable time (as determined by the CCO) after being given the Code, that person must certify in writing that he or she has had an opportunity to ask questions, has read and understands the Code, and agrees to comply with the Code. All Access Persons will be given a copy of any amendment to the Code. Within three months after the amendment becomes effective, all Access Persons must certify in writing to the CCO that they have received a copy of the amendment, that they have had an opportunity to ask questions, and that they understand the Amendment and agree to comply with the amendment.

G.        OTHER DUTIES OF AND RESTRICTIONS ON ACCESS PERSONS.

          1. Initial Public Offerings and Limited Offerings. Any Access Person who has purchased or sold any securities in an initial public offering or a limited offering is required to disclose that transaction at the time such Access Person is seeking pre-clearance of future transactions involving the securities of that issuer.

          2. Gratuities. No Access Person may receive any gift or gratuity, other than one of de minimis value, from any person who does business with or on behalf of Maxim.

          3. Service as a Director or Trustee. No Access Person may serve on the board of a publicly traded company without prior authorization. Such authorization must be based on a determination that such service is consistent with the interests of Maxim and Maxim's shareholders.

          4. Confidentiality. No Access Person may reveal to any other person (except in the normal course of his duties on behalf of Maxim or Capital Management) any information regarding securities transactions made or being considered by or on behalf of Maxim.

H.        COMPLIANCE WITH FEDERAL SECURITIES LAWS

         Each Access Person is required to comply with all applicable Federal Securities Laws. Maxim and Capital Management have adopted compliance programs consisting of policies and procedures designed to prevent violations of Federal Securities Laws. Employees should refer to those policies and procedures for issues not expressly covered in this Code of Ethics. [See Rule 204A-1(a)(2),
(e)(4).]

I.        REPORTING OF VIOLATIONS OF THE CODE

         Access Persons must report any violations of this Code promptly to the CCO.

J.        CONFIDENTIAL TREATMENT.

         All reports and other records required to be filed or maintained under this Code will be treated as confidential.

K.        INTERPRETATION OF PROVISIONS.

         The Board of Directors of Maxim (the "Board") and management of Capital Management may, from time to time, adopt such interpretations of this Code as such Board and management deem appropriate, provided that the Board approves any material changes to this Code.

L.       AMENDMENTS.

         Any amendment to the Code shall be effective thirty (30) calendar days after written notice of such amendment has been distributed to Access Persons by the CCO, unless the Board or management of Capital Management (as appropriate) expressly determines that such amendment will become effective on an earlier date or should not be adopted.



                                   * * * * * *

         I have read the Amended and Restated Code of Ethics for the Maxim Series Fund, Inc. and GW Capital Management, LLC and understand it. I have had an opportunity to ask questions regarding the Code and I agree to comply fully with all of its provisions.



Date:                              Signed:
      --------------------------           -------------------------------------

APPENDIX A

REVIEW OF REPORTS


         The Chief Compliance Officer ("CCO") for Maxim and Capital Management must review all reports submitted pursuant to Section E for the purpose of detecting and preventing a potential or actual violation of this Code.

          1.   The CCO shall review an Initial Holdings Report within fifteen
               (15) days of the date such Report is submitted by an Access
               Person.

          2. The CCO shall review all Quarterly Transaction Reports and all Annual Holding Reports within thirty (30) days of the date such a Report is submitted by an Access Person.

          3. The CCO shall receive a daily report on Access Person transactions in Covered Funds and review such reports promptly upon receipt.

          4. The CCO shall maintain a record of each report reviewed and the date such review was completed. Such record shall indicate whether the CCO's review detected a potential or actual violation of this Code. If the CCO detects a potential or actual material violation of this Code, the CCO shall promptly inform management of Maxim or Capital Management (as applicable) in writing.

          5. The CCO promptly after furnishing such written notification of a potential or actual material violation of this Code, shall take those measures the CCO deems necessary and appropriate to remedy such violation, including, but not limited to, requiring the Access Person to divest any inappropriate securities holdings and recommending sanctions to the Board.

          6. The CCO shall take such other actions and measures as he deems necessary and appropriate to carry out his duties with respect to the review of reports required under this Code.

         The CCO for Maxim or Capital Management (as appropriate) shall identify all Access Persons who are required to make reports under Section E and shall inform those Access Persons of their reporting obligation. Once informed of the duty to file reports, an Access Person has a continuing obligation to file such reports in a timely manner.

         No report required to be made under Section E shall be construed as an admission by the person making such report that he has any direct or indirect Beneficial Ownership in the security to which the report relates.

APPENDIX B

REPORTS TO THE BOARD


          No later than the final regular meeting of the Board for each fiscal year of Maxim, the Chief Compliance Officer for Maxim and Capital Management shall furnish to the Board, and the Board shall consider, a written report that:

          1. Describes any issues arising under this Code since the last report to the Board, including, but not limited to, information about material violations of this Code and the sanctions, if any, imposed in response to the material violations; and

          2. Certifies that Maxim and Capital Management have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

          3. In considering the written report, the Board shall determine whether any action is required in response to the report.

          To the extent that immaterial violations of this Code (such as late filings of required reports) may collectively indicate material problems with the implementation and enforcement of this Code, the written report shall describe any violations that are material in the aggregate.

APPENDIX C

SANCTIONS


         The Chief Compliance Officer ("CCO") of Maxim shall furnish to the Board reports regarding the administration hereof and summarizing any forms or reports filed hereunder. Upon the finding of a material violation of this Code, including the filing of false, incomplete, or untimely required reports, or the failure to obtain required pre-clearance, the Board may impose such sanctions as it deems appropriate, which may include censure, suspension, or termination of the employment of the violator. No Director may participate in a determination of whether he has committed a violation of this Code or of the imposition of any sanction against himself.

         Similarly, it shall be the responsibility of Capital Management's CCO to receive and maintain all reports submitted by Access Persons and to use reasonable diligence and institute procedures reasonably necessary to monitor the adequacy of such reports and to otherwise prevent or detect violations of this Code. Upon discovering a material violation of this Code involving any Access Person, such as those noted in the prior paragraph, it shall be the responsibility of Capital Management's CCO to report such violation to Capital Management's management. Capital Management's management may impose such sanctions against the Access Person determined to have violated this Code as it deems appropriate, including, but not limited to, a letter of censure or suspension or termination of the employment, officership, or other position of the violator with Capital Management. No officer, director or manager of Capital Management may participate in a determination of whether he has committed a violation of this Code or of the imposition of any sanction against himself.

APPENDIX D

MATERIAL CHANGES TO THE CODE

         The Board authorizes the Chief Compliance Officer to make material changes as they deem reasonably necessary in order to prevent Access Persons from violating any provision of this Code.

         The Board, including a majority of the Independent Directors, must approve any material change made to this Code no later than the next regularly scheduled Board meeting after adoption of the material change.

         The Board must base its approval of any material change to the Code on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct described in Section A of this Code.

APPENDIX E

RECORD RETENTION

         Maxim and Capital Management must maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange
Commission:

          1. Retention of Code. A copy of this Code and any Code that was in effect at any time within the past five years must be preserved in an easily accessible place.
          2. Record of Violations. A record of any violation of this Code and of any action taken as a result of such violation must be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.
          3. Record of Written Acknowledgments. A copy of written acknowledgements by all current Access Persons and all individuals who have been Access Persons within the last five years of the receipt of this Code and any amendments thereto must be maintained in an easily accessible place.
          4. Copy of Forms and Reports. A copy of each Pre-Clearance Form and each Initial Holdings Report, Quarterly Transaction Report, and Annual Holdings Report prepared and submitted by an Access Person, including any broker or dealer trade confirmations or account statements provided in lieu of such reports, pursuant to this Code must be preserved by the Chief Compliance Officer for Maxim or Capital Management, as appropriate, for a period of not less than five years from the end of the fiscal year in which such report is made, the first two years in an easily accessible place.
          5. List of Access Persons. A list of all persons who are, or within the past five years of business have been, required to file Initial Holdings Reports, Quarterly Transaction Reports, and Annual Holdings Reports pursuant to this Code and a list of those persons who are or were responsible for reviewing such Reports must be maintained in an easily accessible place.
          6. Written Reports to the Board. A copy of each written report furnished to the Board under this Code shall be maintained for at least five years after the end of the Maxim fiscal year in which it is made, the first two years in an easily accessible place.
          7. Records Relating to Decisions Involving Initial Public Offerings and Limited Offerings. Maxim and Capital Management must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities made available in an initial public offering or limited offering for at least five years after the end of Maxim's fiscal year in which the approval is granted.
          8. Sites of Records to be Kept. All such records and/or documents required to be maintained pursuant to this Code and/or Rule 17j-1 under the 1940 Act shall be kept at the offices of Maxim at 8515 East Orchard Road, Greenwood Village, Colorado 80111.

Appendix 1
Form of the Pre-Clearance Form
Pre-Clearance Form

-------------------------------------------------------------------------------------------------------------------

Investment Personnel:

o        Name:                                                Location:
              ---------------------------------------                    ------------------------------------------

         Extension:                                           Position:
                   ----------------------------------                   -------------------------------------------

         A brief description of your duties:



o Description of proposed transaction and securities to be purchased or sold:





         The transaction will be part of: an initial public offering a limited offering  (circle one)

         Number of shares proposed to be purchased or sold:

         Approximate dollar amount of proposed purchase or sale:

         Date of proposed purchase or sale:

         Name and address of broker:
                                     ---------------------------------------------------------------------



         If you will be the Beneficial Owner (as described in the Code of Ethics) of the securities and they will be held in the name of another person, the name of that person and his/her relationship to you:



         Is this security currently being held by Maxim Series Fund, Inc. ("Maxim"): Yes  No (circle one)

         If yes, number of shares of the security held by Maxim (and the name of the portfolio):


         Date of acquisition by Maxim:
                                        ---------------------------------------------------------

         Any other facts or circumstances regarding the proposed transaction you believe may be relevant:
                        -------------------------------------------------------------------------

I hereby certify that:

o I have reviewed and familiarized myself with the Code of Ethics and I am not aware of any actual or potential conflict of interest regarding the proposed transaction.

o I have a present intention to transact in the securities for which pre-clearance is sought.

o I am not aware of any transactions in the same or equivalent securities being effected or contemplated on behalf of Maxim.

o I will arrange to have duplicate trade confirmation and periodic account statements, or, with respect to any non-brokered transaction, information statements containing the same type of information, sent to the Chief Compliance Officer.

o I am not aware of any other facts or circumstances that would have an effect on the granting of pre-clearance for the proposed transaction.

o I will notify the Chief Compliance Officer before proceeding with this transaction in the event that I become aware of any new or changed facts or circumstances which give rise to a question as to whether pre-clearance could be obtained if the Chief Compliance Officer were made aware of such facts or circumstances.



-----------------------------------                        ----------------
Signature                                                              Date

Please submit the completed form to the Chief Compliance Officer, Compliance Department, 2T3.



Chief Compliance Officer Only:

o    The Proposed Transaction is ? Approved ? Not Approved

o    If Approved, the Proposed Transaction is Subject to the Following
     Limitations:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Signature                                                              Date

Appendix 2
Form of the Initial Holdings Report


GW CAPITAL MANAGEMENT, LLC

Initial Holdings Report

--------------------------------------------------------------------------------


Instructions. The following information must be submitted to the Chief Compliance Officer, Compliance Department, 2T3, no later than 10 days after you have begun employment which must be current as of a date not more than forty-five (45) days prior to the date you began employment.

Title and Type of Security, applicable Exchange Ticker Symbol or CUSIP Number, Number of Shares and Principal Amount of each Covered Security or Covered Fund (as defined in the Code of Ethics) in which you have any direct or indirect Beneficial Ownership (as defined in the Code of Ethics) as of the date you began employment

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Name of any Broker, Dealer or Bank with whom you have maintained an account in which any securities were held for your direct or indirect benefit as of the date you began employment

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




I hereby certify that the above information is complete and correct to the best of my knowledge:

                                             Date of Initial Report
--------------------------------------------               ---------------------
Name:
      --------------------------------------
Title:
       -------------------------------------

Appendix 3
Form of the Personal Account Authorization Form

Personal Trading Account Disclosure Form

--------------------------------------------------------------------------------

PLEASE COMPLETE THE FORM IN FULL SINCE WE MUST CONTACT THE BROKER-DEALER AT THE ADDRESS YOU PROVIDE.

Date:
                  -----------------------------------------------------

To:                Chief Compliance Officer

From:
                  -----------------------------------------------------

Signature:
                  -----------------------------------------------------

--------------------------------------------------------------------------------

I have a securities/brokerage account with a broker/dealer, and by completing and signing this form in accordance with the Code of Ethics, I authorize you to request, receive and review duplicate statements and confirmations on my account. The information on my account is as follows* (please print):

Name of Brokerage Company:

------------------------------------------------------

Their Address:

------------------------------------------------------

City/State/Zip:

 ------------------------------------------------------

Account Number(s):                         Name(s) on Account (if not your own):

------------------------------------       -------------------------------------


The account is a __ cash and/or __ margin account.

Your Business Address: (if at home office, please indicate floor and building)



                                          Phone Number:
----------------------------------------                ------------------------

* Disclosure of mutual fund or variable contract accounts established directly through the fund manager/insurance company is not required. If these investments are purchased through a securities/brokerage account, the brokerage account must be disclosed above.

Appendix 4
Form of the Quarterly Reporting Form

GW CAPITAL MANAGEMENT, LLC

Quarterly Transaction Report

--------------------------------------------------------------------------------

Instructions. The following information must be submitted to the Chief Compliance Officer, Compliance Department, 2T3, no later than 10 days after the end of each calendar quarter. Please report information with respect to any transaction during the quarter in a Covered Security or Covered Fund (as defined in the Code of Ethics) in which you had any direct or indirect Beneficial Ownership (as defined in the Code of Ethics).


Date of Transaction(s):
                        --------------------------------------------------------

Title and Exchange Ticker Symbol or CUSIP number, Interest Rate and Maturity Date (if applicable):

                        --------------------------------------------------------

Number of Shares and Principal Amount of each Covered Security or Covered Fund involved:

                        --------------------------------------------------------

Description of the Nature of the Transaction(s) (i.e., purchase, sale or any other type of acquisition or disposition):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Price of Security at Which the Transaction was Effected:


Name of Broker, Dealer or Bank with or through which the Transaction was
Effected:


With Respect to any Account that may have been Established by you in which Covered Securities were held during the quarter for your direct or indirect benefit:

Name of Broker, Dealer or Bank with whom the Account was Established:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Date the Account was Established:
                                  ----------------------------------------------


I hereby certify that the above information is complete and correct to the best of my knowledge:

                                            Date of Quarterly Report
-------------------------------------------                          -----------
Name:
      -------------------------------------
Title:
       ------------------------------------

Appendix 5
Form of the Annual Holdings Form

GW CAPITAL MANAGEMENT, LLC

Annual Holdings Report

--------------------------------------------------------------------------------

Instructions. The following information must be submitted to the Chief Compliance Officer, Compliance Department, 2T3, no later than 30 days after the end of every calendar year. The information you report must be current as of December 31 of the year for which the report is being submitted.


1. Title and Type of Security, applicable Exchange Ticker Symbol or CUSIP Number, Number of Shares and Principal Amount of each Covered Security or Covered Fund (as defined in the Code of Ethics) in which you had any direct or indirect Beneficial Ownership (as defined in the Code of Ethics)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. Name of any Broker, Dealer or Bank with whom you have maintained an account in which any securities were held for your direct or indirect benefit

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


3. Within the past year, have you received any gift or gratuity, other than one of de minimis value, from any person who does business with or on behalf of the Orchard Series Fund, Maxim Series Fund or Great-West Variable Annuity Account A? Yes No (circle one)

If yes, please provide details

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


4. Within the past year, have you served on the board of a publicly traded company? Yes No (circle one)

If yes, please provide details

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


I hereby certify that the above information is complete and correct to the best of my knowledge:

                                              Date of Annual Report
--------------------------------------------                        ------------
Name:
      --------------------------------------
Title:
       -------------------------------------

Appendix 6A
Form of the Certification for Individuals other than Independent Directors


         I have read the Amended and Restated Code of Ethics for Maxim Series Fund, Inc. and GW Capital Management, LLC and understand it. I have had an opportunity to ask questions regarding the Code and I agree to comply fully with all of its provisions.



Date:                                Signed:
      -----------------------------         ------------------------------------

Appendix 6B
Form of the Certification for Independent Directors

CERTIFICATION


         I am subject to the Code of Ethics for Maxim Series Fund, Inc. ( "Maxim") and GW Capital Management, LLC ("Capital Management"). I have read the Code and understand it. I have complied at all times with the Code while subject to it, including the obtaining of pre-clearance for certain securities transactions to the extent required and submitting all required reports.

         I further certify that I have had no transactions to report for which I knew, or in the ordinary course of fulfilling my official duties as a director or manager should have known, that during the 15-day period immediately before or after my transaction in a Covered Security, Maxim purchased or sold the Covered Security, or Maxim or Capital Management considered purchasing or selling the Covered Security.



Date:                          Signed:
      ------------------------         -----------------------------------------

                               Name:
                                       -----------------------------------------